Exhibit 10.4
SHIFT4 PAYMENTS, INC.
AMENDED AND RESTATED 2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AGREEMENT

SPECIAL AWARD

Shift4 Payments, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	D. Taylor Lauber
Grant Date:	June 17, 2025
Vesting Start Date:	June 4, 2025
Number of RSUs:	[ ò ][1]
Type of Shares Issuable:	Class A Common Stock
Vesting Schedule:
Except as otherwise provided in the Agreement, the RSUs shall vest annually in three equal installments of 1/3 each on each of the first three anniversaries of the Vesting Start Date, subject to Participant’s continued status as an Employee through the applicable vesting date.

Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company or its predecessor, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the
1 Note to Draft: To be the number of RSUs equivalent to a total aggregate value of $2,860,000 on the Date of Grant.

Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.GENERAL
Section 1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)“Cause” shall have the meaning defined in Section 7(b) of the Employment Agreement.
(b)“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(c)“Change in Control Protection Period” means the period commencing 3 months before the date a Change in Control is consummated and ending 12 months following the date of such consummation.
(d)“Disability” shall have the meaning defined in Section 7(g) of the Employment Agreement.
(e)“Employment Agreement” shall mean the Employment Agreement, effective as of June 4, 2025, by and between the Company and Participant.
(f)“Good Reason” shall have the meaning defined in Section 7(h) of the Employment Agreement.
(g)“Participating Company” shall mean the Company or any of its parents or Subsidiaries.
Section 1.2Incorporation of Terms of Plan. The RSUs and the shares of Class A Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II. AWARD OF RESTRICTED STOCK UNITS
Section 2.1Award of RSUs
(a)In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2Vesting of RSUs.
(a)Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, including, without limitation, Section 2.2(d), the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.
(b)In the event Participant incurs a Termination of Service, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.
(c)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event Participant incurs a Termination of Service for Cause, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire.
(d)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of Participant’s death, the RSUs shall thereupon become vested with respect to all shares covered thereby on the date of such Termination of Service.
(e)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event Participant incurs a Disability, the RSUs shall remain outstanding and continue to vest in such amounts and at such times as are set forth in the Grant Notice, and such RSUs shall be payable in accordance with Section 2.3.
(f)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a Termination of Service without Cause or a resignation for Good Reason by the Participant outside of the Change in Control Protection Period, the RSUs shall become vested with respect to a number of shares subject to such awards that would have become vested had Participant remained employed by the Company for an additional twelve (12) months following the date of the Termination of Service, effective as of the date that the Participant executes a waiver and release of claims in a form approved by the Company in accordance with Section 4(f) of the Employment Agreement and such release becomes effective and irrevocable by its terms.
(g)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a Termination of Service without Cause or a resignation for Good Reason by the Participant during the Change in Control Protection Period, the RSUs shall become vested in full on the date that the Participant executes a waiver and release of claims in a form approved by the Company in accordance with Section 4(e)(iii) of the Employment Agreement and such release becomes effective and irrevocable by its terms.
Section 2.3
Section 2.4    (a)    Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) on or within two business days following each applicable vesting date. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

    (b)    All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
Section 2.5Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.6Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Company, on behalf of the Participant, shall instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:
(i)The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the Restricted Stock Units, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding or remit such remaining funds to the Participant.
(ii)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.
(iii)The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account and the Participant has no control over the time of such sales. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The

Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell sufficient Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.
(iv)The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).
(vi)This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.
(b)The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c)Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
Section 2.7Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Section 2.8Restrictive Covenants. Participant acknowledges and agrees that (i) as a result of Participant’s employment or other relationship with the Company or its Affiliates, he or she has possessed and learned, and will continue to possess and learn, valuable trade secrets and other confidential or proprietary information relating to the Company and its Affiliates, (ii) Participant’s services to the Company and its Affiliates are unique in nature, (iii) the Company’s and its Affiliates’ business is national in scope, and (iv) the Company and its Affiliates would be irreparably damaged if Participant were to provide services to any other Person or take other actions in violation of the restrictions contained in this Agreement. Accordingly, as an inducement for the Company to enter into this Agreement, Participant agrees that during his or her employment and for a period of one (1) year thereafter (such period being referred to herein as the “Restricted Period”), Participant shall not, directly or indirectly, either for himself or herself or for any other Person (whether as a shareholder, member, equityholder, officer, director, employee, partner, member, manager, trustee, agent, representative or otherwise):

(a)engage in any Competitive Activity (as defined below) within the Restricted Territory (as defined below);
(b)except on behalf of the Company or its Affiliates, (i) solicit any Business from, or conduct any Business with, any reseller, customer, client, merchant, vendor, supplier or independent sales representatives or organizations (or other Persons having a similar relationship with the Company or its Affiliates) of the Company or any of its Affiliates; (ii) solicit any Business from, or conduct any Business with, any Person that was known by Participant to be solicited or identified as a business prospect by the Company or any of its Affiliates; (iii) interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity, or business relationship of the Company or any of its Affiliates related to the Business; or (iv) otherwise engage or participate in any effort or act to induce any Person to discontinue any business relationship, affiliation or association with the Company or its Affiliates related to the Business; for these purposes, a “customer” of the Company shall be all Persons that have actually used the Company’s services or purchased its products at any time prior to the Termination of Service and all additional such customers that the Participant has knowledge of during the period beginning on the Termination of Service and ending on the last day of the Restricted Period; or
(c)(i) cause, solicit or induce, or attempt to cause, solicit or induce, any employee, agent, associate, sales representative, consultant or other independent contractor of the Company or its Affiliates, or any Person employed by or affiliated or associated with the Company or its Affiliates at any time within the twelve (12) months prior to the date of such solicitation, inducement or attempt, to consider or accept employment, association or affiliation (whether as an agent, associate, sales representative, consultant, independent contractor or otherwise) with Participant or any such Person in which Participant is involved; (ii) adversely interfere in any other manner with the business relationship, association or relationship between or among the Company or its Affiliates, and any employee, agent, associate, consultant, sales representative or other independent contractor of the Company or its Affiliates; or (iii) make any offer to hire or hire any Person who, during the twelve (12) month period prior to the termination of Participant’s employment with the Company or its Affiliates, was employed by or affiliated with the Company or its Affiliates; provided, however, that nothing herein shall prohibit Participant from owning not more than 5% of the outstanding stock or other equity interest of any publicly traded entity engaged in the Business, so long as Participant is merely a passive investor and has no role in the operation or management of such entity.
(d)For the purposes of this Agreement:
(i)“Affiliate” means any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
(ii)“Business” means the business of developing, selling and/or providing secure payment processing, gateway and third-party device management services, and other payment processing services and related systems, equipment and software (including but not limited to, point of sale software) that facilitate the exchange of goods and services provided by merchants, resellers, vendors, service providers and other third parties for payments made by credit, debit, prepaid, electronic gift or loyalty cards or other similar payments across all geographic regions, as well as providing tools, training and financial services for channel partners such as, merchant banks, processors, independent sales organizations referral partners and resellers to facilitate the distribution of the foregoing products and services.
(iii)“Competitive Activity” means, in each case, directly or indirectly, engaging in any of the following activities on behalf of any Person other than the Company or its Affiliates: (A) providing Business-related services to any Person that engages in the Business, whether as a principal, or on Participant’s own account, or solely or jointly with others as a partner, sole proprietor, owner, joint venturer, shareholder, officer, director, member, associate, manager, agent, employee, security holder, independent contractor, consultant, trustee or beneficiary of a trust, stockholder or limited partner; (B) launching, operating, carrying on or engaging in the Business; (C) investing in, lending credit or money to, managing, operating or controlling, in any way, any Person that engages in the Business; or (D) engaging or participating in any effort or act to pursue any of the activities described in clause (A), (B) or (C) above with a Person or compete against the Company or its Affiliates in the Business.
(iv)“Person” means an individual, corporation, joint venture, partnership, limited liability company, association, joint stock or other company, business trust, trust or other entity or organization, including any national, federal, state, territorial agency, local or foreign judicial, legislative, regulatory or administrative authority, commission, court, tribunal, any political or other subdivision, department or branch of any of the foregoing, and any self-regulatory organization or arbitrator.
(v)“Restricted Territory” means anywhere in the United States of America and Canada.
It is the intention of the Company and Participant to restrict the activities of Participant hereunder only to the extent necessary to protect the legitimate business and property interests of the Company and its Affiliates. The Company and Participant further agree that they believe that the restrictions set forth in this Section 2.7 are reasonable and appropriate to protect the legitimate business and property interests of the Company and its Affiliates. However, if any provision set forth herein shall be held illegal, invalid, or unenforceable for any reason, the Company and Participant shall be deemed to have substituted and added as part of this Agreement, in lieu of any such provision or provisions, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision but which shall be legal, valid, and enforceable. Without limiting the foregoing, a court of competent jurisdiction shall have the right to limit the geographical scope or duration of the restrictive covenants contained in this Section 2.7, if the court determines that the scope set forth above is broader than necessary to reasonably protect the legitimate interests of the Company and its Affiliates.
Section 2.9In the event the Participant materially breaches Section 2.7 or any other written covenants (including those in Section 5 of the Employment Agreement) between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire.
ARTICLE III.OTHER PROVISIONS
Section 3.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 3.2RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.
Section 3.3Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
Section 3.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.
Section 3.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 3.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
Section 3.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 3.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 3.11Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 3.12Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 3.13Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.
Section 3.14Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.
Section 3.16Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
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